MOORE STEPHENS

ELLIS FOSTER LTD.

CHARTERED ACCOUNTANTS

1650 West 1st Avenue

Vancouver, BC Canada	V6J 1G1

Telephone: (604) 737-8117 Facsimile: (604) 714-5916

Website:	www.ellisfoster.com

Exhibit 16.1

November 30, 2005

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the independent registered public accounting firm for Cheetah Oil & Gas Ltd. (the “Company”) and, under the date of March 18, 2005, we reported on the consolidated financial statements of Cheetah Oil & Gas Ltd. as of and for the year ended December 31, 2004. On May 5, 2005, our appointment as the independent registered public accounting firm was terminated. We have reviewed Cheetah Oil & Gas Ltd.’s statements included under Item 4.01 of its Form 8-K dated November 30, 2005 and we agree with the statements contained therein, except that we are not in a position to agree or disagree with the Company's statements that the change was approved by the Board of Directors.

Yours truly,

/s/ MOORE STEPHENS ELLIS FOSTER LTD.

Chartered Accountants

David T. Kong

Direct Line: 604-648-3615

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